Exhibit 99.1

N E W S B U L L E T I N FROM: FRB WEBER SHANDWICK FINANCIAL COMMUNICATIONS	RE: PEERLESS SYSTEMS CORPORATION 2381 Rosecrans Avenue El Segundo, CA 90245 Nasdaq: PRLS

FOR FURTHER INFORMATION:

At The Company:	At FRB | Weber Shandwick:
William Neil	Linda Chien	Scott Malchow
Chief Financial Officer	General Information	Investor/Analyst Information
(310) 297-3146	(310) 407-6547	(310) 407-6505

FOR IMMEDIATE RELEASE

February 20, 2003

PEERLESS SYSTEMS ANNOUNCES SALE OF ITS REMAINING

INTEREST IN NETREON

El Segundo, Calif., February 20, 2003 – Peerless Systems Corporation (Nasdaq: PRLS), a provider of imaging and networking systems to the digital document markets, today announced the sale of its remaining interest in Netreon, Inc., a privately-held developer of storage area network software.

In June 1999, Peerless acquired Auco, Inc., which became a wholly-owned subsidiary of Peerless and was named Netreon. On January 29, 2002, Peerless sold Netreon to a group of investors led by Netreon’s management. Following the divestiture, Peerless continued to hold an approximately 30% fully diluted minority interest in Netreon.

On February 5, 2003, Computer Associates International, Inc. announced that it had acquired substantially all of the assets of Netreon. Concurrently with the acquisition of Netreon by Computer Associates, Peerless sold the entirety of its interest in Netreon to Netreon for $1,000,000 in cash. As part of Peerless’ sale of its Netreon interest, Netreon and Computer Associates both released Peerless from any future legal claims. Peerless will record a gain of approximately $950,000, net of expenses associated with this transaction, which will be reflected in Peerless’ first quarter results ending April 30, 2003.

Howard Nellor, CEO and President of Peerless, stated, “We are pleased that we have seen the successful sale of our remaining Netreon interest. With this sale, Peerless has increased its financial capability to execute its entry into the high performance color imaging market. Given the current economic environment, we believe this transaction was a winning outcome for all parties involved.”

About Peerless Systems Corporation

Peerless Systems Corporation, headquartered in El Segundo, California, is a provider of imaging and networking systems to the digital document markets. Digital document products include printers, copiers, fax machines, scanners and color products, as well as multifunction products that perform a combination of these imaging functions. In order to process digital text and graphics, digital document products rely on a core set of imaging software and supporting electronics, collectively known as an

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FRB|Weber Shandwick serves as financial relations counsel to this company, is acting on the company’s behalf in issuing this bulletin and is receiving compensation therefor. The information contained herein is furnished for informational purposes only and is not to be construed as an offer to buy or sell securities.

Peerless Systems Corporation

imaging system. Networking systems supply the core software technologies to digital document products that enable them to communicate over local area networks and the Internet.

For more information, visit the Company’s web site at www.peerless.com.

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995

This Release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The use of such words in connection with or related to any discussion of or reference to future operations, opportunities or financial performance sets apart forward-looking statements. In particular, statements regarding the Company’s outlook for future business, financial performance and growth, profitability, product availability and potential applications and successes and the impact on future performance of organizational and operational changes all constitute forward-looking statements.

These forward-looking statements are just predictions and best estimations consistent with the information available to the Company at this time. Thus they involve known and unknown risks and uncertainties such that actual results could differ materially from those projected in the forward-looking statements made in this release. Risks and uncertainties include those set forth in Peerless’ public filings with the Securities and Exchange Commission, including but not limited to the Company’s most recent Annual Report on Form 10-K dated January 31, 2002 in the Section called Risks and Uncertainties at pages 28 through 38, inclusive, filed on May 1, 2002, and the Company’s most recent Quarterly Report on Form 10-Q dated October 31, 2002 in the Section called Risks and Uncertainties at pages 17 through 27, inclusive, filed on December 16, 2002.

Current and prospective stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company is under no obligation, and expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements contained herein are qualified in their entirety by the foregoing cautionary statements.

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